Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226

Contact:  Mark R. Gerke
Chief Financial Officer
414.459.4012
markgerke@wsbonline.com

Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Six Months Ended June 30, 2020.
WAUWATOSA, WI – 07/27/2020 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $20.9 million, or $0.85 per diluted share for the quarter ended June 30, 2020 compared to $9.6 million, or $0.37 per diluted share for the quarter ended June 30, 2019. Net income per diluted share was $1.08 for the six months ended June 30, 2020 compared to net income per diluted share of $0.61 for the six months ended June 30, 2019.
“Our success this quarter exemplifies the synergies that exist between our community bank and its wholly owned independent mortgage subsidiary”, said Douglas Gordon, CEO of Waterstone Financial, Inc. “The funding and capital provided by the Bank, combined with the exceptional sales culture of the mortgage company resulted in record quarterly earnings. Waterstone Mortgage reached a new quarterly record, achieving more than $1.1 billion in loan originations, helping nearly 5,000 homeowners either purchase or refinance a residence. In the Community Bank segment, we successfully launched our new digital banking platform, which will provide our consumer and business customers with additional banking tools and an enhanced user experience. Our employees have embraced the challenges in this unprecedented environment and navigated through the turbulent times, exhibiting their continued hard work and dedication.”

Highlights of the Quarter Ended June 30, 2020

Waterstone Financial, Inc. (Consolidated)

•	Consolidated net income of Waterstone Financial, Inc. totaled $20.9 million for the quarter ended June 30, 2020, compared to $9.6 million for the quarter ended June 30, 2019.
•	Consolidated return on average assets was 3.87% for the quarter ended June 30, 2020 compared to 1.95% for the quarter ended June 30, 2019.
•	Consolidated return on average equity was 22.39% for the quarter ended June 30, 2020 and 9.96% for the quarter ended June 30, 2019.
•	Dividends declared totaled $0.12 per share and we repurchased $6.1 million of shares during the quarter ended June 30, 2020 as a result of our strong financial position.

Community Banking Segment

•	Pre-tax income totaled $4.7 million for the quarter ended June 30, 2020, which represents a 36.5% decrease compared to $7.4 million for the quarter ended June 30, 2019.
•	Net interest income totaled $13.7 million for the quarter ended June 30, 2020, which represents a 1.3% increase compared to $13.5 million for the quarter ended June 30, 2019.
•
Average loans held for investment totaled $1.42 billion during the quarter ended June 30, 2020, which represents an increase of $44.5 million, or 3.2%, compared to $1.38 billion for the quarter ended June 30, 2019. The $29.8 million of loans originated throughout the quarter ended June 30, 2020 for the Paycheck Protection Program (PPP) contributed to the growth. Average loans held for investment increased $27.5 million, or 7.9% annualized, compared to $1.39 billion for the quarter ended March 31, 2020.

•
Net interest margin decreased 20 basis points to 2.62% for the quarter ended June 30, 2020 compared to 2.82% for the quarter ended June 30, 2019, which was a result of the decrease in yield of interest-earning assets as rates on loans, investments, and cash decreased. Net interest margin decreased six basis points compared to 2.68% for the quarter ended March 31, 2020.

•
The segment had a $4.3 million provision for loan losses for the quarter ended June 30, 2020 compared to no provision for loan losses for the quarter ended June 30, 2019. The provision expense recorded during the second quarter of 2020 primarily consisted of an increased allocation related to the economic qualitative factor, across all portfolio segments, driven by the pandemic and its significant impact on the economy and employment. Net recoveries totaled $8,000 for the quarter ended June 30, 2020, compared to net recoveries of $26,000 for the quarter ended June 30, 2019.

•	Noninterest income increased $1.9 million for the quarter ended June 30, 2020 compared to the quarter ended June 30, 2019 as fees earned on swaps and prepayment penalty fees increased.
•
Noninterest expense increased $394,000 for the quarter ended June 30, 2020 compared to the quarter ended June 30, 2019. Compensation, payroll taxes and other employee benefits expense increased $235,000 as salaries increased due to annual merit increases and additional branches added in late 2019.  In addition, the increase in total compensation reflects an increase in variable and incentive based awards. Data processing expense increased $185,000 as we transitioned to a new digital platform in the quarter.

•	The efficiency ratio was 45.86% for the quarter ended June 30, 2020, compared to 49.52% for the quarter ended June 30, 2019.
•
Average deposits (excluding escrow accounts) totaled $1.13 billion during the quarter ended June 30, 2020, an increase of $85.3 million, or 8.2%, compared to $1.04 billion during the quarter ended June 30, 2019. Average deposits increased $50.2 million, or 18.7% annualized compared to the $1.08 billion for the quarter ended March 31, 2020 as the average deposit account balance increased approximately 6.5%.

•	Nonperforming assets as percentage of total assets was 0.28% at June 30, 2020, 0.36% at March 31, 2020, and 0.37% at June 30, 2019.
•	Past due loans as percentage of total loans was 0.45% at June 30, 2020, 0.78% at March 31, 2020, and 0.61% at June 30, 2019.
•	The PPP loans totaled $29.8 million as of June 30, 2020.
•
The Company had modified 191 loans aggregating $113.9 million consisting of payment of interest (deferral of principal) for a period ranging from 90 to 180 days as of June 30, 2020. In addition, the Company had modified 16 loans aggregating $7.9 million consisting of the deferral of principal and interest for a period of three to eight months.

Mortgage Banking Segment

•	Pre-tax income totaled $23.2 million for the quarter ended June 30, 2020, compared to $5.4 million for the quarter ended June 30, 2019.
•
Loan originations increased $349.4 million, or 44.1%, to $1.14 billion during the quarter ended June 30, 2020, compared to $793.3 million during the quarter ended June 30, 2019. Origination volume relative to purchase activity accounted for 55.5% of originations for the quarter ended June 30, 2020 compared to 87.6% of total originations for the quarter ended June 30, 2019.

•	Mortgage banking income increased $29.9 million, or 86.9%, to $64.2 million for the quarter ended June 30, 2020, compared to $34.4 million for the quarter ended June 30, 2019.
•	Gross margin on loans sold increased to 5.45% for the quarter ended June 30, 2020, compared to 4.29% for the quarter ended June 30, 2019.
•
Total compensation, payroll taxes and other employee benefits increased $9.6 million, or 42.3%, to $32.1 million during the quarter ended June 30, 2020 compared to $22.6 million during the quarter ended June 30, 2019.  The increase primarily related to increased commission expense and branch manager compensation driven by increased loan origination volume and branch profitability.

•
Other noninterest expense increased $2.1 million, or 173.1%, to $3.2 million during the quarter ended June 30, 2020 compared to $1.2 million during the quarter ended June 30, 2019.  The increase related to a $1.5 million increase in the provision for losses on loans sold to the secondary market in anticipation of increased losses that result from both early payoff and early default provisions with investors.  If triggered, the default provisions require a return of servicing release premium or an obligation to repurchase the loan.  The increased provision is driven by both an increase in the number and volume of loans sold, as well as expectations of increased defaults resulting from COVID-19 pandemic challenges faced by borrowers.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha/Brookfield, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin along with a commercial lending office in Minneapolis, Minnesota. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies, including significant disruption to financial market and other economic activity caused by the outbreak of COVID-19; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2020	2019	2020	2019
	(In Thousands, except per share amounts)
Interest income:
Loans	$18,493	$18,026	$36,180	$35,130
Mortgage-related securities	670	764	1,372	1,523
Debt securities, federal funds sold and short-term investments	698	1,123	1,761	2,432
Total interest income	19,861	19,913	39,313	39,085
Interest expense:
Deposits	3,947	4,344	8,265	8,334
Borrowings	2,665	2,588	5,273	4,834
Total interest expense	6,612	6,932	13,538	13,168
Net interest income	13,249	12,981	25,775	25,917
Provision for loan losses	4,500	30	5,285	(650)
Net interest income after provision for loan losses	8,749	12,951	20,490	26,567
Noninterest income:
Service charges on loans and deposits	2,231	390	2,712	769
Increase in cash surrender value of life insurance	520	507	873	851
Mortgage banking income	63,774	34,105	94,180	57,464
Other	379	188	603	363
Total noninterest income	66,904	35,190	98,368	59,447
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	36,889	27,074	61,290	47,713
Occupancy, office furniture, and equipment	2,534	2,680	5,275	5,456
Advertising	864	963	1,764	1,921
Data processing	1,095	869	2,101	1,638
Communications	317	353	655	681
Professional fees	1,077	789	2,909	1,484
Real estate owned	33	19	44	51
Loan processing expense	1,208	879	2,284	1,684
Other	3,672	1,729	6,575	4,076
Total noninterest expenses	47,689	35,355	82,897	64,704
Income before income taxes	27,964	12,786	35,961	21,310
Income tax expense	7,016	3,143	8,944	5,125
Net income	$20,948	$9,643	$27,017	$16,185
Income per share:
Basic	$0.86	$0.37	$1.08	$0.61
Diluted	$0.85	$0.37	$1.08	$0.61
Weighted average shares outstanding:
Basic	24,464	26,242	24,934	26,370
Diluted	24,513	26,412	25,071	26,572

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
	June 30,	December 31,
	2020	2019
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$63,636	$52,814
Federal funds sold	11,992	12,704
Interest-earning deposits in other financial institutions and other short term investments	1,291	8,782
Cash and cash equivalents	76,919	74,300
Securities available for sale (at fair value)	164,112	178,476
Loans held for sale (at fair value)	383,389	220,123
Loans receivable	1,433,803	1,388,031
Less: Allowance for loan losses	17,734	12,387
Loans receivable, net	1,416,069	1,375,644

Office properties and equipment, net	24,183	25,028
Federal Home Loan Bank stock (at cost)	26,720	21,150
Cash surrender value of life insurance	70,718	69,665
Real estate owned, net	702	748
Prepaid expenses and other assets	54,761	31,213
Total assets	$2,217,573	$1,996,347

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$171,016	$130,063
Money market and savings deposits	247,233	197,942
Time deposits	739,417	739,771
Total deposits	1,157,666	1,067,776

Borrowings	599,102	483,562
Advance payments by borrowers for taxes	20,828	4,212
Other liabilities	54,358	47,111
Total liabilities	1,831,954	1,602,661

Shareholders' equity:
Preferred stock	-	-
Common stock	258	271
Additional paid-in capital	192,762	211,997
Retained earnings	205,863	197,393
Unearned ESOP shares	(16,023)	(16,617)
Accumulated other comprehensive income, net of taxes	2,759	642
Total shareholders' equity	385,619	393,686
Total liabilities and shareholders' equity	$2,217,573	$1,996,347

Share Information
Shares outstanding	25,843	27,148
Book value per share	$14.92	$14.50
Closing market price	$14.83	$19.03
Price to book ratio	99.40%	131.24%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$13,249	$12,526	$13,126	$13,154	$12,981
Provision for loan losses	4,500	785	(170)	(80)	30
Total noninterest income	66,904	31,464	33,809	37,494	35,190
Total noninterest expense	47,689	35,208	35,337	36,232	35,355
Income before income taxes	27,964	7,997	11,768	14,496	12,786
Income tax expense	7,016	1,928	2,974	3,572	3,143
Net income	$20,948	$6,069	$8,794	$10,924	$9,643
Income per share – basic	$0.86	$0.24	$0.34	$0.42	$0.37
Income per share – diluted	$0.85	$0.24	$0.34	$0.42	$0.37
Dividends declared per share	$0.12	$0.62	$0.12	$0.12	$0.12

Performance Ratios (annualized):
Return on average assets - QTD	3.87%	1.21%	1.75%	2.17%	1.95%
Return on average equity - QTD	22.39%	6.24%	8.91%	11.15%	9.96%
Net interest margin - QTD	2.62%	2.68%	2.79%	2.80%	2.82%

Return on average assets - YTD	2.59%	1.21%	1.82%	1.84%	1.67%
Return on average equity - YTD	14.03%	6.24%	9.14%	9.21%	8.28%
Net interest margin - YTD	2.65%	2.68%	2.83%	2.85%	2.88%

Asset Quality Ratios:
Past due loans to total loans	0.45%	0.78%	0.47%	0.62%	0.61%
Nonaccrual loans to total loans	0.39%	0.48%	0.51%	0.46%	0.41%
Nonperforming assets to total assets	0.28%	0.36%	0.39%	0.41%	0.37%
Allowance for loan loss to loans receivable	1.24%	0.94%	0.89%	0.91%	0.92%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS
(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,759,970	$1,562,097	$1,573,190	$1,579,575	$1,552,199
Mortgage related securities	105,727	112,089	110,426	114,051	114,537
Debt securities, federal funds sold and short term investments	164,306	206,485	183,447	169,621	180,111
Total interest-earning assets	2,030,003	1,880,671	1,867,063	1,863,247	1,846,847
Noninterest-earning assets	147,342	132,283	125,904	137,723	136,263
Total assets	$2,177,345	$2,012,954	$1,992,967	$2,000,970	$1,983,110

Interest-bearing liabilities
Demand accounts	$45,289	$39,886	$38,650	$37,015	$35,744
Money market, savings, and escrow accounts	252,500	218,942	215,332	206,474	193,542
Certificates of deposit	730,573	734,147	737,726	739,544	736,798
Total interest-bearing deposits	1,028,362	992,975	991,708	983,033	966,084
Borrowings	609,863	495,595	485,482	509,099	504,940
Total interest-bearing liabilities	1,638,225	1,488,570	1,477,190	1,492,132	1,471,024
Noninterest-bearing demand deposits	115,605	92,627	85,815	86,849	91,545
Noninterest-bearing liabilities	47,140	40,609	38,580	33,130	32,143
Total liabilities	1,800,970	1,621,806	1,601,585	1,612,111	1,594,712
Equity	376,375	391,148	391,382	388,859	388,398
Total liabilities and equity	$2,177,345	$2,012,954	$1,992,967	$2,000,970	$1,983,110

Average Yield/Costs (annualized)
Loans receivable and held for sale	4.23%	4.55%	4.68%	4.66%	4.66%
Mortgage related securities	2.55%	2.52%	2.58%	2.56%	2.68%
Debt securities, federal funds sold and short term investments	1.71%	2.07%	2.19%	2.53%	2.50%
Total interest-earning assets	3.93%	4.16%	4.31%	4.34%	4.32%

Demand accounts	0.08%	0.08%	0.10%	0.09%	0.09%
Money market and savings accounts	0.74%	0.78%	0.66%	0.57%	0.66%
Certificates of deposit	1.91%	2.13%	2.20%	2.24%	2.19%
Total interest-bearing deposits	1.54%	1.75%	1.79%	1.81%	1.80%
Borrowings	1.76%	2.12%	2.20%	2.14%	2.06%
Total interest-bearing liabilities	1.62%	1.87%	1.92%	1.92%	1.89%

COMMUNITY BANKING SEGMENT
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$13,701	$12,908	$13,472	$13,885	$13,530
Provision for loan losses	4,325	750	(200)	(150)	-
Total noninterest income	2,936	1,028	1,645	1,415	1,079
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	4,906	5,168	4,693	4,075	4,671
Occupancy, office furniture and equipment	866	1,014	894	942	944
Advertising	297	248	317	202	220
Data processing	678	605	583	588	493
Communications	91	97	93	90	93
Professional fees	226	198	162	223	160
Real estate owned	33	11	(251)	24	19
Loan processing expense	-	-	-	-	-
Other	532	580	498	583	635
Total noninterest expense	7,629	7,921	6,989	6,727	7,235
Income before income taxes	4,683	5,265	8,328	8,723	7,374
Income tax expense	574	1,154	2,033	1,982	1,594
Net income	$4,109	$4,111	$6,295	$6,741	$5,780

Efficiency ratio - QTD	45.86%	56.84%	46.23%	43.97%	49.52%
Efficiency ratio - YTD	50.86%	56.84%	47.74%	48.27%	50.56%

MORTGAGE BANKING SEGMENT
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$(511)	$(379)	$(399)	$(774)	$(529)
Provision for loan losses	175	35	30	70	30
Total noninterest income	64,218	30,798	32,440	36,535	34,364
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	32,139	19,387	21,975	23,616	22,579
Occupancy, office furniture and equipment	1,668	1,727	1,627	1,687	1,736
Advertising	567	652	734	711	743
Data processing	413	395	402	411	372
Communications	226	241	227	268	260
Professional fees	850	1,620	1,000	688	620
Real estate owned	-	-	30	-	-
Loan processing expense	1,208	1,076	746	858	879
Other	3,239	2,552	1,918	1,725	1,186
Total noninterest expense	40,310	27,650	28,659	29,964	28,375
Income before income taxes	23,222	2,734	3,352	5,727	5,430
Income tax expense	6,440	768	921	1,584	1,545
Net income	$16,782	$1,966	$2,431	$4,143	$3,885

Efficiency ratio - QTD	63.27%	90.90%	89.44%	83.79%	83.86%
Efficiency ratio - YTD	72.20%	90.90%	87.47%	86.79%	88.66%

Loan originations	$1,142,683	$708,840	$777,073	$851,297	$793,254
Purchase	55.5%	68.3%	72.1%	79.0%	87.6%
Refinance	44.5%	31.7%	27.9%	21.0%	12.4%
Gross margin on loans sold(1)	5.45%	4.08%	4.27%	4.30%	4.29%
(1) - Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations